Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sussex Bancorp
Rockaway, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-20645 and 333-218370) and Forms S-8 (Nos. 333-196324, 333-130944, 333-122045 and 333-20603) of Sussex Bancorp of our reports dated March 15, 2018, relating to the consolidated financial statements and the effectiveness of Sussex Bancorp’s internal control over financial reporting, both of which appear in this Form 10-K.

/s/ BDO USA, LLP

Woodbridge, New Jersey
March 15, 2018